Exhibit (a)(1)(c)

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ENGINE NO. 1 ETF TRUST”, CHANGING ITS NAME FROM “ENGINE NO. 1 ETF TRUST” TO “TCW ETF TRUST”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF OCTOBER, A.D. 2023, AT 9:39 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE THIRTEENTH DAY OF OCTOBER, A.D. 2023.

3978356 8100 SR# 20233713299	Authentication: 204358098 Date: 10-12-23

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.	Name of Statutory Trust:	Engine No. 1 ETF Trust

2.	The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

1. Name. The name of the statutory trust is TCW ETF Trust.

[set forth amendment(s)]

3.	(Please complete with either upon filing or it may be a future effective date that is within 90 days of the file date) This Certificate of Amendments shall be effective October 13, 2023 .

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the    11th    day of    October   ,    2023    A.D.

By:	/s/ Jennifer Grancio
Trustee

Name:	Jennifer Grancio
Type or Print

State of Delaware Secretary of State Division of Corporations Delivered 09:39 AM 10/12/2023 FILED 09:39 AM 10/12/2023 SR 20233713299 - File Number 3978356